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                                                                 Exhibit 10(xix)


                        St. Paul Federal Bank For Savings

                          Supplemental Retirement Plan

                                       And

                               Excess Benefit Plan




                        St. Paul Federal Bank For Savings
              Supplemental Retirement Plan and Excess Benefit Plan

               (As Amended and Restated Effective January 1, 1999)



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ARTICLE VIII.

                                  Introduction


8.1. Plan. The St. Paul Federal Bank For Savings Supplemental Retirement Plan and Excess Benefit Plan (collectively, the "Plan") is maintained by St. Paul Federal Bank For Savings (the "Bank") for the benefit of certain employees of the Bank.

8.2. Effective Date. The original effective date of the Plan, as established by a resolution of the Board of Directors of the Bank, was January 1, 1984. The Plan was amended and restated effective January 1, 1989, to reflect the enactment of Section 401(a)(17) of the Code, was further amended, effective January 1, 1991, to make certain design changes, was further amended and restated, effective June 23, 1997, to include certain change in control provisions, and was further amended and restated, effective November 1, 1997, to incorporate a revised benefit formula and to make certain related design changes. The following provisions constitute an amendment and restatement of the Plan, effective January 1, 1999, to freeze accruals under the Plan's benefit formula, convert the present value of each Participant's accrued benefit to a fully vested account balance, and to make certain other changes.

8.3. Purpose of the Plan. The Plan was originally established to supplement the benefits of employees under the Retirement Plan. In connection with the conversion of the Retirement Plan to a cash balance format, all accruals under the Plan ceased as of December 31, 1998.

ARTICLE IX.

                                   Definitions


9.1. Account. Shall mean a bookkeeping account established and maintained with respect to each Participant. Neither the maintenance of nor the crediting of amounts to such Accounts shall be treated as the allocation of assets to such Account or a segregation of assets, or otherwise creating a right in any person to receive specific assets under the Plan.

9.2. Account Balance. Shall mean an amount credited to the Participant's Account which is the sum of (a) and (b):

         (a) A single sum amount which is the Actuarial Equivalent of a Participant's Frozen Retirement Benefit as of December 31, 1998, determined as if the Participant had terminated employment and received a distribution in the form of a lump sum on such date; plus

         (b) Earnings and/or losses deemed accrued on such Participant's Account for periods after December 31, 1998, in accordance with Section 5.3.

             A Participant shall at all times have a nonforfeitable right to receive 100% of his Account Balance upon termination of employment.


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9.3. Actuarial Equivalent. Shall mean, with respect to a given benefit, a benefit that has the same present or equivalent value as another benefit on the date actuarial equivalence is being determined, based on the actuarial equivalency factors used with respect to the corresponding benefit under the Retirement Plan (including, with respect to Participants who have not attained normal retirement age on December 31, 1998, the early reduction factors set forth in Section 5.2 of the Retirement Plan).

9.4. Bank. Shall mean St. Paul Federal Bank For Savings and any of its subsidiaries or affiliated business entities participating in the Retirement Plan.

9.5. Code. Shall mean the Internal Revenue Code of 1986, as amended from time to time.

9.6. Company. Shall mean St. Paul Bancorp, Inc. or any successor.

         2.7. Frozen Retirement Benefit. A Participant's Frozen Retirement Benefit shall mean an annual benefit, payable upon attainment of the Participant's Normal Retirement Date under the Retirement Plan, equal to the greater of:

         (a) 70% of the Participant's High Average Recognized Compensation as of December 31, 1998, reduced by the Participant's annual normal retirement benefit (on a single life basis) accrued under Section
              5.1 of the Retirement Plan as of December 31, 1998; provided, however, if the Participant's full Years of Service as of December 31, 1998 are less than 25, then such benefit shall be reduced by a fraction, the numerator of which is the difference between 25 and the Participant's Years of Service as of December 31, 1998, and the denominator of which is 25; or

         (b) the normal retirement benefit accrued under the Retirement Plan as of December 31, 1998, determined without regard to the limitations of Sections 415 and 401(a)(17) of the Code, reduced by the Participant's normal retirement benefit accrued under the Retirement Plan as of December 31, 1998.

         2.8. High Average Recognized Compensation. Shall mean the Compensation of a Participant as determined under the Retirement Plan, as amended and restated effective January 1, 1989, for each of the three consecutive calendar years of his or her employment service with the Bank ending on or before December 31, 1998, which produce the highest annual average.

         2.9. Participant. Shall mean any employee of the Bank or the Company, who was designated by the Board of Directors of the Bank or the Company as an eligible participant and who has a benefit under the Plan on December 31, 1998.

         2.10 Plan. The St. Paul Federal Bank For Savings Supplemental Retirement Plan and Excess Benefit Plan.


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         2.11. Plan Administrator. Shall mean the Bank.

         2.12. Retirement Plan. Shall mean the St. Paul Federal Bank For Savings Employees' Pension Plan, as amended from time to time. For purposes of determining a Participant's Frozen Retirement Benefit and opening Account Balance, references to the Retirement Plan shall mean the Retirement Plan as in effect on December 31, 1998.

         2.13. Year of Service. Shall mean each year of Credited Service earned by the Participant under the Retirement Plan on or before December 31, 1998. Effective as of January 1, 1999, no additional Years of Service shall be earned by any Participant under the Plan.


ARTICLE X.

                                   Eligibility


10.1. Participation. Participation in the Plan is limited to those employees who were Participants in the Plan on December 31, 1998. No individual shall become a Participant in the Plan after December 31, 1998.

ARTICLE XI.

                                    Benefits


11.1. Retirement Benefit. A Participant's benefit under the Plan is his or her Account Balance, which shall be payable in a single lump sum cash payment as soon as administratively feasible following the Participant's termination of employment with the Bank and Company.

11.2. Death Benefit. The Participant's beneficiary for purposes of this Plan shall be the Participant's beneficiary under the Retirement Plan. Upon the death of a Participant who has an Account Balance under the Plan, the Participant's beneficiary shall be entitled to receive such Account Balance payable in a single lump sum cash payment as soon as practicable after the Participant's death.



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ARTICLE XII.

                                     Funding


12.1. General Creditor Status. Each Participant will be regarded as a general creditor of the Bank with respect to benefits derived from the Plan. Any cash, trust funds, property or other assets which the Bank earmarks to pay benefits under the Plan will remain the property of the Bank. The Participants and their beneficiaries shall not have any special rights to any assets, other than those of general creditors of the Bank.

12.2. Funding. The Bank and the Company shall maintain an irrevocable trust (the "Trust") that meets the "Rabbi Trust" guidelines set forth in the Internal Revenue Service Revenue Procedure 92-64, as amended or supplemented from time to time. The Bank shall be treated as the owner of the Trust under Subpart E or Subchapter J, Chapter 1 of the Code. As soon as practicable after December 31, 1998, the Bank or the Company shall make an irrevocable contribution to the Trust in an amount necessary to satisfy the present value of all benefits under the Plan as of such date, as described in Section 2.2(a).

12.3. Deemed Investment of Accounts. Subject to such rules and limitations as the Board of Directors of the Bank may determine, each Participant shall designate from among the assumed investment alternatives established by the Board, one or more assumed investments in which the amounts credited to his or her Account shall be deemed invested. A Participant's Account Balance shall be adjusted upward or downward for increases and decreases in the fair market value of the investments in which it is deemed invested. Such adjustments shall occur
(i) as of the last day of each calendar quarter, (ii) in the case of a Participant who has terminated employment, as of the most recent business day practicable preceding the date on which distribution is made, and (iii) at such other times as the Board of Directors of the Bank shall determine. On or before the first day of each calendar quarter, a Participant may make a new election with respect to the assumed investments in which his Account shall be deemed invested in the future. Any such election shall be made in the form and at the time specified by the Board. In no event shall this Section 5.3 be construed to provide Participants with a contractual right to control the investment of any assets or funds of the Bank or Company. The Board of Directors of the Bank may delegate its authority under this Section 5.3 to any officer of the Bank.

12.4. Participant Cooperation. If, under the Trust or otherwise, the Bank decides to purchase a life insurance policy or policies on any Participant, the Bank will so notify each Participant. Each Participant shall consent to being insured for the benefit of the Bank and shall take whatever actions may be necessary to enable the Bank to apply timely for and acquire such life insurance and to fulfill the requirements of the insurance carrier relative to the issuance thereof as a condition of eligibility to participate in the Plan.


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ARTICLE XIII.

                                     General


13.1. Plan Administrator. The Bank shall be the Plan Administrator and shall have responsibility for administering the Plan. The Plan Administrator shall, subject to the requirements of applicable law, be the sole judge of the standard of proof required in any case and the application and interpretation of the Plan; and decisions of the Plan Administrator shall be final and binding on all parties.

All questions or controversies of whatsoever character arising in any manner or between any parties or persons in connection with the Plan or its operation, whether as to any claim for benefits as to the construction of the language of the Plan or any rules and regulations adopted by the Plan Administrator, or as to any writing, decision, instrument or account in connection with the operation of the Plan or otherwise, shall be submitted to the Plan Administrator for decision. In the event a claim for benefits has been denied, no lawsuit or other action against the Plan or the Plan Administrator may be filed until the matter has been submitted for review under the ERISA-mandated review procedure set forth in Section 6.8. The decision on review shall be binding upon all persons dealing with the Plan or claiming any benefit hereunder, except to the extent that such decision may be determined to be arbitrary or capricious by a court having jurisdiction over such manner.

13.2. Interests Not Transferable. Except as to any withholding of tax under the laws of the United States or any state, city or municipality, the interest of any Participant, his or her spouse or minor children, or any other payee under the Plan shall not be subject to the claims of creditors and may not be voluntarily or involuntarily sold, transferred assigned, alienated or encumbered.

13.3. Facility of Payment. Any amounts payable hereunder to any person who is a minor or under a legal disability, as determined under applicable state law, or who is unable to manage properly his or her financial affairs may be paid (i) to the legal representative of such person, (ii) to anyone acting as the person's agent under a durable power of attorney, (iii) to an adult relative or friend of the person or (iv) to anyone with whom the person is residing. Any payment of a benefit made in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the Plan. The Plan Administrator's reliance on the written power of attorney or other instrument of agency governing a relationship between the person entitled to the benefit and the person to whom the Plan Administrator directs payment of the benefit shall be fully protected at least to the same extent as though the Plan Administrator had dealt directly with the person entitled to the benefit as a fully competent person. In the absence of actual knowledge to the contrary, the Plan Administrator may assume that the instrument of agency was validly executed, that the person was competent at the time of execution and that at the time of reliance, the agency had not been terminated or amended.



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13.4. Gender and Number. Where the context admits, words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

13.5. Controlling Law. To the extent not superseded by the laws of the United States, the laws of Illinois shall be controlling in all matters relating to the Plan.

13.6. Employment Rights. The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee the right to be retained in the employ of the Bank or Company or any affiliate or subsidiary of the Bank or the Company nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

13.7. Successors. The Plan shall be binding on all persons entitled to benefits hereunder and their respective heirs and legal representatives; and on the Bank and the Company and their successors and assigns, whether by way of purchase, merger, consolidation or otherwise.

13.8. Claims Procedure. Claims for any payment under the Plan shall be filed, in writing, with the Plan Administrator. If a claim is wholly or partially denied, notice of the decision shall be furnished to the Participant or beneficiary (hereinafter, the "Claimant") within 60 days after receipt of the claim by the Plan Administrator. If special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the end of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the final decision. The following information must be provided in a written notice to the Claimant denied a claim for benefits:

(a) Specific reason(s) for the denial;

(b) Specific reference to pertinent Plan provisions on which the denial is based;

(c) A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary;

(d) Appropriate information as to the steps to be taken if the Claimant wishes to submit his or her claim for review; and




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(e) That the Claimant or his or her duly authorized representative has a reasonable opportunity to appeal the denial of a claim, including but not limited to:


(i)   Requesting a review upon written application to the Plan Administrator;

(ii)  Reviewing pertinent documents; and

(iii) Submitting issues and comments in writing.

         The Plan Administrator's decision on the claim after the request to review the initial denial must be made not later than 60 days after the receipt of the request for review. If special circumstances require an extension of time for processing, the Claimant shall be notified of the extension and a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. The decision on review must be in writing and must include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, as well as specific references to the pertinent Plan provisions on which the decision is based. All appeals from the denial of initial claim review will be reviewed by the Plan Administrator.

ARTICLE XIV.
                            Amendment and Termination

         While the Bank and the Company expect to continue the Plan indefinitely, the Board of Directors of the Bank and the Company must necessarily reserve and hereby reserves the right to amend or terminate the Plan at any time, provided that in no event shall any Participant's supplemental benefits accrued to the date of such amendment or termination be modified or reduced by such action.


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         IN WITNESS WHEREOF, the Bank and the Company have executed this amended and restated Plan as of the _____ day of ______________________, 1998



                                               ST. PAUL FEDERAL BANK FOR SAVINGS


                                               By:
                                                  ------------------------------
ATTEST:


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                                               ST. PAUL FEDERAL BANK FOR SAVINGS


                                               By:
                                                  ------------------------------
ATTEST:


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